Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the financial statements dated October 15, 2009 of Smartmetric, Inc included in the annual report for the year ended June 30, 2009 for Smartmetric, Inc.

/s/ KBL, LLP
New York, NY
September 23, 2010